As Amended on September 21, 2006
THE BISYS GROUP, INC.
2006 Employee Stock Purchase Plan
     Section 1. Purpose. The purpose of The BISYS Group, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) is to promote the interests of The BISYS Group, Inc., a Delaware corporation (the “Company”) and any Subsidiary thereof (as hereinafter defined), and its stockholders by providing an opportunity to certain current employees of the Company or any Subsidiary thereof to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and to encourage such employees to devote their best efforts to the business and financial success of the Company. It is intended that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423.
     Section 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     2.01. “Base Pay” shall be determined as the annualized base salary rate as of September 10, 2006 for a salaried Employee or the hourly rate as of September 10, 2006 of an hourly Employee multiplied by the estimated number of regularly scheduled hours of work per week for such Employee as of September 10, 2006 and annualized. The calculation of Base Pay shall be made without regard to payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments. The foregoing notwithstanding, “Base Pay” for employees compensated on a commission-only basis, shall be considered to be $100,000 solely for purposes of the Plan.
     2.02. “Board of Directors” shall mean the Board of Directors of the Company.
     2.03. “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof.
     2.04. “Common Stock” shall mean the Common Stock, $.02 par value, of the Company.
     2.05. “Eligibility Date” shall mean October 10, 2006.
     2.06. “Employee” shall mean any person, including an officer of the Company or an officer or director of a Subsidiary of the Company, who is customarily employed on a full-time or part-time basis by the Company or a Subsidiary of the Company and is regularly scheduled to work at least 20 hours per week.
     2.07. “Offering” shall have the meaning described in Section 4.01.
     2.08. “Option” shall mean any option to purchase Common Stock granted to an Employee pursuant to this Plan.
     2.09. “Participant” shall mean any Employee that is eligible to participate in the Plan and who elects to participate in the Plan.
     2.10. “Parent of the Company” shall have the meaning set forth in Section 424(e) of the Code.
     2.11. “Subsidiary of the Company” shall have the meaning set forth in Section 424(f) of the Code.
     Section 3. Eligibility and Participation. The following provisions shall govern the eligibility of Employees to participate in the Plan.

     3.01. Initial Eligibility. Any Employee who shall have completed one (1) month of employment as of October 10, 2006 (including, for Employees who become Employees by virtue of an Acquisition, employment with the acquired company) shall be eligible to participate in the Offering.
     3.02. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan:
          (a) If, immediately after such grant, such Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of any of the Company, a Subsidiary of the Company or the Parent of the Company, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock which the Employee may purchase under outstanding options as stock owned by the Employee; or
          (b) Which would permit his rights to purchase stock under the Plan (and under any other plans of the Company qualifying under Section 423 of the Code) to accrue at a rate which exceeds $25,000 based on the fair market value of a share of Common Stock on the date of grant during calendar year 2006 (or 2005, if applicable); notwithstanding the foregoing, the Employee’s right to purchase stock in 2006 under the 2005 Employee Stock Purchase Plan shall first be applied against the $25,000 limit for 2005 and shall not be applied against the $25,000 limit for 2006 unless (and only to the extent that) the Employee exceeds the $25,000 limit for 2005); or
          (c) If the exercise of such Option would result in the Employee acquiring a cumulative total of more than 2,500 shares of Common Stock under the Plan.
     3.03. Commencement of Participation. An eligible Employee may become a Participant in the Plan by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Company on or before the date set therefor. Payroll deductions shall be made from a Participant’s Base Pay and shall commence on the first regularly scheduled payday after the Eligibility Date where practicable and shall terminate on the last regularly scheduled payday on or before December 31, 2006, unless sooner terminated by the Participant pursuant to Section 9.01.
     Section 4. Common Stock Subject to the Plan.
     4.01. Number of Shares. The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate eight hundred thousand (800,000) shares of Common Stock. The Plan will be implemented by an Offering of shares of Common Stock (the “Offering”). The Offering shall begin on October 10, 2006 and shall terminate on December 31, 2006.
     4.02. Reissuance. The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan.
     Section 5. Administration of the Plan.
     5.01. Committee. The Plan shall be administered by a committee (the “Committee”), which shall be established by the Board of Directors and shall consist of no less than two persons. All members of the Committee shall be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.
     5.02. Interpretation. The Committee shall be authorized (i) to interpret the Plan and decide any matters arising thereunder and (ii) to adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

     5.03. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.
     5.04. Voting by Committee Members. Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.
     5.05. Expenses, Etc. All expenses and liabilities incurred by the Board of Directors or the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.
     Section 6. Payroll Deductions.
     6.01. Amount of Deduction. At the time a Participant files his authorization for payroll deduction pursuant to Section 3.03, he shall elect to have deductions made from his pay on each payday during the time he is a Participant in the Offering at the rate of from 1 to 15% of his Base Pay, or a pro rata portion thereof in the event an Employee becomes a Participant following an Acquisition.
     6.02. Participant’s Account; No Interest. All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall accrue on amounts credited to a Participant’s account under the Plan, regardless of whether or not the funds in such account are ultimately used to acquire shares of Common Stock.
     6.03. Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan pursuant to Section 9.01, but no other change can be made during the Offering and, specifically, a Participant may not alter the amount of his payroll deductions for the Offering.
     6.04. Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
     Section 7. Grant of Option.
     7.01. Terms and Conditions. A description of the terms and conditions of this Plan shall be made available to the Participants in such form and manner as the Committee shall approve. Such description shall be consistent with this Plan and with the treatment of Options as being issued under an “employee stock purchase plan” under Section 423 of the Code.
     7.02. Number of Option Shares; Pro Rata Allocation.
     (a) On the Eligibility Date, each Participant shall be deemed to have been granted an Option, subject to the limitations of Section 3.02, to purchase a maximum number of shares of Common Stock equal to the number obtained by dividing $25,000 by the fair market value of a share of Common Stock of the Company on the Eligibility Date, based upon the closing price of the Common Stock on the New York Stock Exchange on the last trading day immediately preceding the Eligibility Date, such number then multiplied by 0.5 if the Eligibility Date is on or after October 1, 2006; provided, however, that in no event shall the total number of shares of Common Stock for which Options are granted exceed 800,000 shares.
     (b) If the total number of shares of Common Stock for which Options would have been granted pursuant to

Section 7.02(a) would have exceeded 800,000 shares (absent the proviso to that section), the Company shall make a pro rata allocation of the Options available for grant in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.
     7.03. Option Price. The Option price per share of Common Stock subject to an Option shall be the lower of:
     (a) 85% of the fair market value of a share of Common Stock of the Company on the Eligibility Date for such Participant, based upon the closing price of a share of Common Stock on the New York Stock Exchange on the last trading day immediately preceding the Eligibility Date; and
     (b) 85% of the fair market value of a shares of Common Stock subject to the Option on the last trading day of calendar year 2006, based upon the last sale price of a share of Common Stock on the New York Stock Exchange on that date.
     7.04. Fair Market Value. For purposes of this Plan, the fair market value per share of Common Stock as of any day shall mean the last sale price as reported on the New York Stock Exchange on such day or, if such day is not a trading day, the last preceding trading day. If at any time the Common Stock is not reported on the New York Stock Exchange, the fair market value of the shares of Common Stock subject to an Option on the date the Option is granted shall be the fair market value thereof determined in good faith by the Board of Directors.
     7.05. Interest in Option Stock. A Participant shall have no interest in shares of Common Stock covered by his Option until such Option has been exercised.
     7.06. Transferability. Neither payroll deductions credited to a Participant’s account nor Options shall be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee’s lifetime, an Option shall be exercisable only by the Optionee.
     7.07 Tax Withholding. In the event that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an Option granted hereunder, the Company shall be entitled to deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.
     Section 8. Exercise of Options.
     8.01. Automatic Exercise. Unless a Participant gives written notice to the Company of withdrawal pursuant to Section 9.01, his Option to acquire Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on December 31, 2006 for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Common Stock for which Options have been granted to the Employee pursuant to Section 7.02), and any excess in his account at that time will be returned to him.
     8.02. Fractional Shares. Fractional shares will be issued under the Plan.
     8.03. Delivery of Stock. As promptly as practicable after December 31, 2006, the Company will deliver to each Participant, in such Participant’s name, the shares of Common Stock purchased upon exercise of such Participant’s Option. Such issuances shall be in “book entry” form. No shares of Common Stock issued under the Plan may be certificated prior to January 1, 2007.

     Section 9. Withdrawal.
     9.01. In General. A Participant may withdraw all payroll deductions credited to his account under the Plan at any time by giving written notice to the Company. All of the Participant’s payroll deductions credited to his account will be paid to him within 30 days after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay; provided, that, the Participant gives notice of withdrawal sufficiently prior to the next scheduled payroll deduction.
     9.02. Cessation of Employee Status. In the event a Participant shall cease to be an Employee, as defined in Section 2.05, for any reason, other than as a result of his death, the payroll deductions credited to his account will be returned to him.
     9.03. Termination Due to Death. In the event a Participant shall cease to be an Employee, as defined in Section 2.05, by reason of his death, his legal representative shall have the right to elect, by written notice given to the Executive Vice President of Human Resources of the Company prior to December 31, 2006 either:
     (a) To withdraw all of the payroll deductions credited to the Participant’s account under the Plan, or
     (b) To exercise the Participant’s Option granted under Section 7.02 for the purchase of shares of Common Stock on December 31, 2006 for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in the Participant’s account will purchase at the applicable Option price, and any excess in such account will be returned to the Participant’s legal representative.
     In the event that no such written notice of election shall be duly received by the office of the Executive Vice President of Human Resources of the Company, the Participant’s legal representative shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant’s Option.
     Section 10. Adjustments.
     (a) In the event that after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the Option price per share) subject to the unexercised portion of any outstanding Option; provided, however, that the limitations of Section 424 of the Code shall apply with respect to such adjustments; (ii) the number of shares of Common Stock for which Options may be granted under this Plan, as set forth in Section 4.01 hereof, and such adjustment shall be effective and binding for all purposes of this Plan.
     (b) Notwithstanding the foregoing, in the event of (i) any offer to holders of the Company’s Common Stock generally relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding Options including, without limitation, the revision or cancellation of any outstanding Options. Any such determination by the Committee shall be effective and binding for all purposes of this Plan.
     Section 11. Effect of the Plan on Employment Relationship. Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant’s employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

     Section 12. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding stock of the Company entitled to vote thereon at a meeting, the Board of Directors may not amend the Plan (i) to increase materially the benefits accruing to Participants under the Plan, (ii) to increase materially (except for increases due to adjustments in accordance with Section 10 hereof) the aggregate number of shares of Common Stock for which Options may be granted hereunder or (iii) to modify materially the requirements as to eligibility for participation in the Plan.
     Section 13. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate one year after its effective date. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.
     Section 14. Effective Date of the Plan. This Plan has received approval by the holders of the majority of the Common Stock present and represented the Company’s 2005 annual meeting of the shareholders held on June 13, 2006 and shall be effective as of October 10, 2006